Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2021, relating to the financial statements of Amylyx Pharmaceuticals, Inc., appearing in Registration Statement No. 333-261703 on Form S-1 of Amylyx Pharmaceuticals, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 12, 2022